                                                                     EXHIBIT 4.8

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                            ATRIA COMMUNITIES, INC.
                                  AS BORROWER

                                      AND

                            THE LENDERS NAMED HEREIN
                                   AS LENDERS

                                      AND

                                PNC BANK, N. A.
                            AS ADMINISTRATIVE AGENT
                                      AND
                               AS MANAGING AGENT

                         NATIONAL CITY BANK OF KENTUCKY
                             AS DOCUMENTATION AGENT


                               -----------------

                                AMENDMENT NO. 5
                                  DATED AS OF
                               DECEMBER 31, 1997

                                       TO

                                CREDIT AGREEMENT
                                  DATED AS OF
                                AUGUST 15, 1996

                               -----------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      AMENDMENT NO. 5 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of December 31, 1997 ("THIS AMENDMENT"), among ATRIA COMMUNITIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER"); the Lenders who have executed this Amendment as indicated by their signatures on the signature pages hereof, constituting all of the Lenders party to the Credit Agreement referred to herein (the "LENDERS"); PNC BANK, N. A., a national banking association, as administrative agent (the "ADMINISTRATIVE AGENT") and as managing agent (the "MANAGING AGENT") for the Lenders under the Credit Agreement (hereafter defined); and NATIONAL CITY BANK OF KENTUCKY, a national banking association, as documentation agent (the "DOCUMENTATION AGENT") for the Lenders under the Credit Agreement:


     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Lenders named therein, and the Agents party hereto entered into the Credit Agreement, dated as of August 15, 1996, Amendment No. 1 to Credit Agreement, dated as of January 15, 1997, Amendment No. 2 to Credit Agreement, dated as of March 27, 1997, Amendment No. 3 to Credit Agreement, dated as of May 27, 1997, and Amendment No. 4 to Credit Agreement, dated as of September 29, 1997 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) PNC Bank, Kentucky, Inc. and PNC Bank, National Association, both parties to the Credit Agreement, are now by merger and change of name PNC Bank,
N. A.

     (3) The Borrower desires to make several acquisitions and an investment as described in a letter dated December 11, 1997 from the Managing Agent to the Lenders.

     (4) The Borrower, such Agents and the Lenders party hereto desire to amend certain of the terms and provisions of the Credit Agreement in order to permit the Borrower to complete such acquisitions and investment, all as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.

     1.1 DEFINITION OF PERMITTED ACQUISITIONS. Effective on the Effective Date (as hereinafter defined), the definition of the term Permitted Acquisitions, which appears in section 10 of the Credit Agreement, is amended by adding the following at the end thereof:

     Nothwithstanding the foregoing, (i) there shall be excluded from the $50,000,000 limitation provided in clause (B) above in the case of the Borrower's fiscal year ended December 31, 1998, the actual consideration, including Priority Debt, of up to $58.9 million, expended for the following acquisitions, as described in a letter dated December 11, 1997 from the Managing Agent to the Lenders: (1) Woodbriar, (2) Briarcliff-BVRC, (3) Briarcliff-BVHC, (4) Briarcliff-Chandler, (5) Cottage Village, (6) Highland Crossing, (7) Evergreen Gardens, and (8) Briarcliff-Copeland; and (ii) there shall be excluded from the $15,000,000 and $25,000,000 limitations contained in clause (A) above the consideration, including Priority Debt, expended for the acquisition of the Briarcliff-related properties referred to in the preceding clause (i)

 .
     1.2 ADDITIONS TO MATURE PROPERTY POOL, ETC. Effective on the Effective Date, as contemplated by clause (8) of the definition of the term Mature Property Pool, each of the following properties described in a letter dated December 11, 1997 from the Managing Agent to the Lenders, namely, (1) Woodbriar,
(2) Briarcliff-BVRC, (3) Briarcliff-BVHC, (4) Briarcliff-Chandler, and (5) Cottage Village, shall on the date of acquisition thereof, be added to and become part of the Mature Property Pool, SUBJECT to removal of any such property from the Mature Property Pool and transfer of such property to the Development Property Pool if any of the following conditions shall not have been satisfied within 60 days following the acquisition thereof:

          (1) ENVIRONMENTAL REPORT, ETC.: the Borrower shall have provided to the Managing Agent a Phase I environmental audit report, addressed to the Managing Agent and the Administrative Agent, or accompanied by an appropriate letter authorizing such reliance, with respect to such property, prepared by an environmental consulting firm acceptable to the Managing Agent, which report shall be satisfactory in form and substance to the Managing Agent, and the Borrower shall have, or shall have caused its applicable Subsidiary to, complete, to the satisfaction of the Managing Agent, any remedial work and establish any additional environmental compliance activities as are recommended in such environmental report;

          (2) SURVEY ON OWNED PROPERTY: in the case of any such property which is owned by the Borrower or a Subsidiary, the Borrower shall have provided to the Managing Agent, with respect to such property, a survey, in form and substance reasonably satisfactory to the Collateral Agent and the Managing Agent, of such property, certified in a manner satisfactory to the Collateral Agent and the Managing Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and the Managing Agent;

          (3) SUBSIDIARY TO JOIN IN SUBSIDIARY GUARANTY, ETC.: any Subsidiary which is the owner of any direct or indirect interest therein shall have become (if it is not already) a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement;

          (4) MORTGAGE: the Collateral Agent shall have been granted a Mortgage covering the ownership or leasehold interest in such property, which Mortgage shall be first priority and subject to no Permitted Encumbrances which are not acceptable to the Managing Agent;

          (5) MORTGAGE POLICY, ETC.: the Collateral Agent shall have received a Mortgage Policy, related UCC financing statements, consents of landlords, non-disturbance and attornment agreements and similar documents (not including a survey, if such property is leased), as are contemplated by and meet the requirements of section 5.1(n)(iii) of the Credit Agreement, all in form and substance satisfactory to the Managing Agent and the Collateral Agent, with respect to such property.

     1.3 LEVERAGE RATIO. Effective on the Effective Date, the text appearing below the table in section 8.12(a) of the Credit Agreement is amended to read in its entirety as follows:

     As used herein, the term "NET DEBT ON THE MATURE PROPERTY POOL" means (i) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, but without duplication in respect of Letters of Credit supporting any Indebtedness otherwise included, LESS the sum of (ii) cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors, to the extent that the same exceeds $10,000,000, (iii) any such Indebtedness guaranteed pursuant to the Parent Guaranty, (iv) the existing $14,000,000 Indebtedness owed to HPL, incurred pursuant to the Incorporation Agreement, (v) any such Indebtedness associated with the existing Resident Mortgage Bonds programs referred to in the Registration Statement (without giving effect to any refinancing thereof which increases the aggregate principal amount thereof above $50,000,000), and (v) any such Indebtedness which constitutes Priority Debt of a Subsidiary; and the term "CASH FLOW FROM OPERATIONS" means, for any particular property or group of properties, the sum of, after elimination of minority interests not owned by the Borrower or a Subsidiary Guarantor, of net income, depreciation, amortization and other non-cash charges to net income, interest expense and provision for income taxes, minus non-cash credits to net income, all as determined under GAAP with respect to the property or group of properties, and after allocation of a management fee of 5% with respect to such property or group of properties. In determining Cash Flow from Operations with respect to properties in the Mature Property Pool, (w) the appropriate financial items for any properties which have been acquired shall be included (without duplication) for any portion of the Testing Period prior to the date of acquisition (but without giving effect to any unobtained or unrealized gains or adjustments to overhead in connection with such acquisition), (x) if for any property which has been acquired rent which was payable and the obligation to pay rent was eliminated in connection with such acquisition, such rent may be excluded, (y) the appropriate financial items for any properties which have been disposed of shall be excluded for the portion of the period prior to disposition, and (z) there shall be excluded from such Cash Flow from Operations the Cash Flow from Operations in respect of (A) any such properties which are leased (other than Hearthstone #7165), to the extent that the Cash Flow from Operations of all such properties for any Testing Period exceeds $1,500,000, (B) any such properties which are managed but not owned or leased, to the extent that the Cash Flow from Operations of all such properties for any Testing Period exceeds $200,000, or (C) any such properties are leased if there is any restriction on the payment by the Borrower of the cash flow or dividends in respect thereof.

     1.4  SPECIFIC INVESTMENT.  Effective on the Effective Date,

          (a) clause (C) of section 8.5(k) of the Credit Agreement is amended by adding at the end thereof the following:

          except that the foregoing requirement that the Borrower or a Subsidiary Guarantor be retained to manage such property or properties shall not be applicable to the proposed investment in the owner of two assisted living properties (160 units and 130 units) which is described in the letter dated December 11, 1997 from the Managing Agent to the Lenders;

     and

          (b) clause (D) of section 8.5(k) of the Credit Agreement is amended by adding at the end thereof before the word "and" the following:

          except that the foregoing requirement of confirmation that the Borrower or a Subsidiary Guarantor be retained to manage such property or properties shall not be applicable to the proposed investment in the owner of two assisted living properties (160 units and 130 units) which is described in the letter dated December 11, 1997 from the Managing Agent to the Lenders;


     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     2.1 AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     2.2 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     2.3 NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     2.4 COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

     SECTION 3.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


     SECTION 4.  BINDING EFFECT.

     This Amendment shall become effective if and when, on a date (the "EFFECTIVE DATE") on or prior to January 31, 1998, the following conditions shall have been satisfied:

          (a) this Amendment shall have been executed by the Borrower, the Administrative Agent, the Managing Agent and the Documentation Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

          (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts thereof as so executed shall have been delivered to the Administrative Agent; and

          (c) the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

and thereafter this Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Documentation Agent and each Lender and their respective permitted successors and assigns. After this Amendment becomes effective, the Managing Agent will promptly furnish a copy of this Amendment to each Lender and the Borrower and confirm the specific Effective Date hereof.


     SECTION 5.  MISCELLANEOUS.

     5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of any Agent or any Lender to rely upon them.

     5.2 REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.3 EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent, the Managing Agent or the Documentation Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Documentation Agent's and the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent, the Managing Agent, the Documentation Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.4 SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.5 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.6 HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     5.7 ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.8 COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


               [The balance of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ATRIA COMMUNITIES, INC.                THE BANK OF NEW YORK


BY: /s/ J. TIMOTHY WESLEY              BY: /s/ EDWARD J. DOUGHERTY, III
   ---------------------------------      ------------------------------------
     CHIEF FINANCIAL OFFICER AND              VICE PRESIDENT
     VICE PRESIDENT OF DEVELOPMENT

PNC BANK, N. A.,                       THE CHASE MANHATTAN BANK
     INDIVIDUALLY AND AS
     ADMINISTRATIVE AGENT,
     AND AS MANAGING AGENT

BY: /s/ JUSTIN A. FALGIONE             BY: /s/ DAWN LEE LUM
   ---------------------------------      ------------------------------------
     VICE PRESIDENT                           VICE PRESIDENT

NATIONAL CITY BANK OF KENTUCKY,        MORGAN GUARANTY TRUST COMPANY OF
     INDIVIDUALLY AND AS                      NEW YORK
     DOCUMENTATION AGENT

BY: /s/ DEROY SCOTT                    BY: /s/ DIANA H. INKOF
   ---------------------------------      ------------------------------------
     VICE PRESIDENT                           VICE PRESIDENT


                                       AMSOUTH BANK OF ALABAMA

                                       BY: /s/ JOSEPH M. ROSEN
                                          ------------------------------------
                                              VICE PRESIDENT

THE TORONTO-DOMINION BANK              U.S BANK OF WASHINGTON,
                                              NATIONAL ASSOCIATION

BY: /s/ JIMMY SIMIEN                   BY:
   ---------------------------------      ------------------------------------
     MGR. CREDIT ADMINISTRATION               VICE PRESIDENT

BANK ONE, KENTUCKY, NA                 FIRST AMERICAN NATIONAL BANK

BY: /s/ DENNIS P. HEISHMAN             BY: /s/ KENT P. WOOD
   ---------------------------------      ------------------------------------
     SENIOR VICE PRESIDENT                    SENIOR VICE PRESIDENT

NATIONSBANK, N.A.                      KEY CORPORATE CAPITAL INC.

BY: /s/ KEVIN WAGLEY                   BY: /s/ J. MARK MULLEN
   ---------------------------------      ------------------------------------
     VICE PRESIDENT                           ASSISTANT VICE PRESIDENT

FLEET NATIONAL BANK

BY: /s/ GINGER STOLZENTHALER
   ---------------------------------
     VICE PRESIDENT

                           ACKNOWLEDGMENT AND CONSENT


     For the avoidance of doubt, and without limitation of the intent and effect of sections 5 and 6 of the Parent Guaranty and sections 6 and 10 of the Subsidiary Guaranty (as each of such terms is defined in the Credit Agreement referred to in the Amendment No. 5 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders, the Administrative Agent, the Collateral Agent, the Managing Agent, the Documentation Agent, any other person who is a third party beneficiary of the Parent Guaranty or the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


                  SIGNATURES OF PARTIES TO THE PARENT GUARANTY

                                    VENCOR, INC.
                                    FIRST HEALTHCARE CORPORATION
                                    NORTHWEST HEALTH CARE, INC.
                                    MEDISAVE PHARMACIES, INC.
                                    NATIONWIDE CARE, INC.
                                    THERATX, INCORPORATED
                                         (SUCCESSOR BY MERGER WITH
                                         PEACH ACQUISITION CORP.)
                                    VENCOR HOSPITALS ILLINOIS, INC.
                                    VENCOR HOSPITALS SOUTH, INC.
                                    VENCOR HOSPITALS EAST, INC.
                                    VENCOR HOSPITALS CALIFORNIA, INC.
                                    VENCOR HOSPITALS TEXAS, LTD.
                                         BY: VCI SPECIALTY SERVICES, INC.,
                                              ITS GENERAL PARTNER
                                    VENTECH SYSTEMS, INC.
                                    PASATIEMPO DEVELOPMENT CORP.
                                    VCI SPECIALTY SERVICES, INC.
                                    VENCOR PROPERTIES, INC.



                                    BY: /s/ RICHARD A. LECHLEITER
                                       ----------------------------------------
                                         VICE PRESIDENT

                                    PERSONACARE, INC.
                                    RESPIRATORY CARE SERVICES, INC.
                                    THERATX MEDICAL SUPPLIES, INC.
                                    THERATX HEALTHCARE MANAGEMENT INC.
                                    THERATX STAFFING, INC.
                                    HORIZON HEALTHCARE SERVICES, INC.
                                    PERSONACARE OF CONNECTICUT, INC.
                                    PERSONACARE OF HUNTSVILLE, INC.
                                    PERSONACARE OF OHIO, INC.
                                    PERSONACARE OF OWENSBORO, INC.
                                    PERSONACARE OF PENNSYLVANIA, INC.
                                    PERSONACARE OF READING, INC.
                                    PERSONACARE OF SAN ANTONIO, INC.
                                    PERSONACARE OF SAN PEDRO, INC.
                                    PERSONACARE OF WISCONSIN, INC.
                                    PERSONACARE OF RHODE ISLAND, INC.
                                    PERSONACARE OF ST. PETERSBURG, INC.
                                    PERSONACARE OF POMPANO WEST, INC.
                                    PERSONACARE OF CLEARWATER, INC.
                                    PERSONACARE OF BRADENTON, INC.
                                    PERSONACARE OF POMPANO EAST, INC.
                                    PERSONACARE OF SHREVEPORT, INC.
                                    TUCKER NURSING CENTER, INC.
                                    LAFAYETTE HEALTH CARE CENTER, INC.
                                    PERSONACARE OF WARNER ROBINS, INC.
                                    NFM, INC.
                                    STAMFORD HEALTH FACILITIES, INC.
                                    COURTLAND GARDENS HEALTH CENTER, INC.
                                    COURTLAND GARDENS RESIDENCE, INC.
                                    HOMESTEAD HEALTH CENTER, INC.
                                    TUNSTALL ENTERPRISES, INC.
                                    STAMFORD HEALTH ASSOCIATES LIMITED
                                       PARTNERSHIP
                                         BY: STAMFORD HEALTH FACILITIES, INC.,
                                              ITS GENERAL PARTNER
                                    CARE VENTURE PARTNERS, L.P.
                                         BY: PERSONACARE OF RHODE ISLAND, INC.
                                              ITS GENERAL PARTNER
                                    OAK HILL NURSING ASSOCIATES LIMITED
                                       PARTNERSHIP
                                         BY: PERSONACARE OF RHODE ISLAND, INC.,
                                              ITS GENERAL PARTNER
                                    HEALTH HAVENS ASSOCIATES LIMITED PARTNERSHIP
                                         BY: PERSONACARE OF RHODE ISLAND, INC.,
                                              ITS GENERAL PARTNER


                                    BY: /s/ RICHARD A. LECHLEITER
                                       -----------------------------------------
                                         VICE PRESIDENT

TRANSITIONAL HOSPITALS CORPORATION, A NEVADA CORPORATION
TRANSITIONAL HOSPITALS CORPORATION, A DELAWARE CORPORATION
COMMUNITY PSYCHIATRIC CENTERS OF CALIFORNIA, A CALIFORNIA CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF LOUISIANA INC., A LOUISIANA CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF TEXAS INC., A TEXAS CORPORATION THC-SEATTLE, INC., A WASHINGTON CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF INDIANA, INC., AN INDIANA CORPORATION
THC MINNEAPOLIS, INC., A MINNESOTA CORPORATION
J. B. THOMAS HOSPITAL, INC., A MASSACHUSETTS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF NEVADA, INC., A NEVADA CORPORATION THC-CHICAGO, INC., AN ILLINOIS CORPORATION
THC-NORTH SHORE, INC., AN ILLINOIS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF NEW MEXICO, INC., A NEW MEXICO CORPORATION TRANSITIONAL HOSPITALS CORPORATION OF TAMPA, INC., A FLORIDA CORPORATION THC-HOLLYWOOD, INC., A FLORIDA CORPORATION
THC-HOUSTON, INC., A TEXAS CORPORATION
TRANSITIONAL HOSPITALS CORPORATION OF WISCONSIN, INC., A WISCONSIN CORPORATION THC-ORANGE COUNTY, INC., A CALIFORNIA CORPORATION
THC-SAN DIEGO, INC., A CALIFORNIA CORPORATION
COMMUNITY PSYCHIATRIC CENTERS PROPERTIES, INCORPORATED, A CALIFORNIA CORPORATION CPC INVESTMENT CORPORATION, A CALIFORNIA CORPORATION
VENCOR KENTUCKY, INC., A DELAWARE CORPORATION



BY: /s/ RICHARD A. LECHLEITER
   ----------------------------------------
     RICHARD A. LECHLEITER
     VICE PRESIDENT OF FINANCE AND
     CORPORATE CONTROLLER, ON BEHALF OF
     EACH OF THE ABOVE CORPORATIONS

                SIGNATURES OF PARTIES TO THE SUBSIDIARY GUARANTY


                         LANTANA PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         PHILLIPPE ENTERPRISES, INC.
                         HILLHAVEN PROPERTIES, LTD.
                         CASTLE GARDENS RETIREMENT CENTER
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         HILLCREST RETIREMENT CENTER, LTD.
                              BY: FAIRVIEW LIVING CENTERS, INC.,
                                    A GENERAL PARTNER
                         SANDY RETIREMENT CENTER LIMITED PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TOPEKA RETIREMENT CENTER, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         EVERGREEN WOODS, LTD.
                              BY: ATRIA COMMUNITIES, INC.,
                                    A GENERAL PARTNER
                         FAIRVIEW LIVING CENTERS, INC.
                         TWENTY-NINE HUNDRED ASSOCIATES, LTD.
                              BY: TWENTY-NINE HUNDRED CORPORATION,
                                    A GENERAL PARTNER
                         TWENTY-NINE HUNDRED CORPORATION
                         WOODHAVEN PARTNERS, LTD.
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER
                         TUCSON RETIREMENT CENTER LIMITED
                                    PARTNERSHIP
                              BY: HILLHAVEN PROPERTIES, LTD.,
                                    A GENERAL PARTNER


                         BY: /s/ J. TIMOTHY WESLEY
                            -----------------------------------
                              VICE PRESIDENT

                         ATRIA COMMUNITIES SOUTHEAST, INC.
                         AMERICAN ELDERSERVE MANAGEMENT, INC.
                         SOUTHERN CARE, INC.
                         AMERICAN ELDERSERVE OF ALABAMA, INC.
                         AMERICAN ELDERSERVE OF TEXAS, INC.
                         SOUTHEAST ASSISTED LIVING RESIDENCES, INC.
                         AMERICAN ELDERSERVE OF NORTH CAROLINA, INC.
                         AMERICAN ELDERSERVE OF FLORIDA, INC.
                         PLANTATION SOUTH ON CYPRESSWOOD
                              LIMITED PARTNERSHIP
                              BY: AMERICAN ELDERSERVE OF TEXAS, INC.
                                    ITS GENERAL PARTNER
                         PLANTATION SOUTH AT AUBURN PARTNERSHIP
                              BY: AMERICAN ELDERSERVE OF ALABAMA, INC.
                                    ITS GENERAL PARTNER


                         BY: /s/ J. TIMOTHY WESLEY
                            ------------------------------------
                              VICE PRESIDENT